Exhibit 10.1

ASSET PURCHASE AND SALE AGREEMENT

by and between

Newbridge Resources LLC.

as “Seller”

and

New Horizon Resources LLC, A wholly owned subsidiary of US Energy Corp.,

as “Buyer”

Dated as of November 9th, 2020

Exhibits

A-1 Leases

A-2 Wells

A-3 Rights of Way

A-4 Real Property

A-5 Vehicles

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ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT dated November 9, 2020, is made by and between Newbridge Resources LLC, a Delaware LIMITED LIABILITY COMPANY (NBR), referred to as (“Seller”), and New Horizon Resources LLC, a North Dakota Limited Liability Company, and wholly owned subsidary of US energy corp, authorized to do business in the State of Texas (“NHR”) referred to as (“Buyer”).

RECITALS:

A. Seller desires to sell, assign and convey to Buyer, and Buyer desires to purchase and accept from Seller, certain oil and gas properties and related assets of NBR

B. Seller and Buyer deem it in their mutual best interests to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, Seller and Buyer do hereby agree as follows:

AGREEMENT:

ARTICLE I

Properties To Be Sold and Purchased

Section 1.1. Assets Included. Subject to Section 1.2, Seller agrees to sell and Buyer agrees to purchase, for the consideration hereinafter set forth, and subject to the terms and provisions herein contained, the following described properties, rights and interests:

(a) All right, title and interest of Seller in and to the Leases and Wells described on Exhibits A-1 & A-2 attached hereto and made a part hereof for all purposes (and any ratifications and/or amendments to such Leases, whether or not such ratifications or amendments are described on such Exhibit A-1);

(b) Without limitation of the foregoing but subject to Section 1.2, all other right, title and interest (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Seller in and to the oil, gas, and other minerals in and under or that may be produced from the lands described in Exhibits A-1, A-2, A-3, and A-4 hereto or described in any of the Leases described on such Exhibit A-1 (including interests in Leases, overriding royalties, production payments and net profits interests in such lands or such Leases, and fee mineral interests, fee royalty interests, and other interests in so far as they cover such lands), even though Seller’s interest therein may be incorrectly described in, or omitted from, such Exhibits A-1, A-2, A-3, and A-4;

(c) All rights, titles and interests of Seller in and to, or otherwise derived from, all presently existing and valid oil, gas, or mineral unitization, pooling, or communitization agreements, declarations, and/or orders and in and to the properties covered and the units created thereby (including all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, voluntary unitization agreements, designations and/or declarations) relating to the properties described in paragraphs (a) and (b) above;

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(d) All rights, titles, and interests of Seller in and to all materials, assets, supplies, machinery, equipment, improvements and other personal property and fixtures (including but not limited to all wells, wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, and other equipment and assets), and all easements, rights-of-way, surface leases and other surface rights, all Permits, and all other appurtenances being exclusively used and held for in connection with, the exploration, development, production, operation or maintenance of the properties described in paragraphs (a), (b), (c), (d), and (e) contained within Section 1.1,;

(e) Subject to any third party rights, all of Seller’s lease files, title files, title opinions, assignments, division orders, operating records, operating agreements, production records, well files, financial and accounting records, seismic records and surveys, maps (including gravity maps and ownership maps), logs (including electric logs), geological, geophysical and engineering data and records (including geological and geophysical data that is interpretative in nature), and other files, documents and records of every kind and description which exclusively relate to the properties described above (the “Records”).

(f) The vehicles described on Exhibit A-5;

ARTICLE II

Purchase Price

Section 2.1. Purchase Price. In consideration of the sale of the Properties by Seller to Buyer, Seller shall be issued common stock of U.S. Energy Corp. (NASDAQ: USEG) (“Common Stock”) equivalent to the amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) (the “Purchase Price”). The Purchase Price, as adjusted pursuant to this Article II and the other applicable provisions hereof, is herein called the “Adjusted Purchase Price”.

Section 2.2. Accounting Adjustments.

(a) Subject to Section 2.2(b), and in addition to other adjustments to the Purchase Price provided for in this Agreement, appropriate adjustments shall be made between Buyer and Seller so that:

(i) all expenses (including all drilling costs, all capital expenditures, and all overhead administrative charges under applicable operating agreements, and all other operating costs actually charged by third parties) for work done in the operation of the Properties on or after the Effective Date will be borne by Buyer, and all revenue and proceeds (net of applicable gathering, transportation charges as well as production, severance, and similar Taxes) from the sale of oil, gas or other minerals produced from the Oil and Gas Properties on or after the Effective Date will be received by, or paid to, Buyer; and

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(ii) all expenses for work done in the operation of the Properties before the Effective Date will be borne by Seller and all revenues and proceeds (net of applicable production, severance, and similar Taxes) from the sale of oil, gas, or other minerals produced therefrom before the Effective Date will be received by, or paid to, Seller.

(b) It is agreed that, in making the adjustments contemplated by Section 2.2(a):

(i) Oil which was produced from the Oil and Gas Properties and which was, on the Effective Date, stored in tanks, above the load line, but without taking into account tank bottom sediment and water, located on the Oil and Gas Properties (or located elsewhere but used to store oil produced from the Oil and Gas Properties prior to delivery to oil purchasers) and above pipeline connections shall be deemed to have been produced before the Effective Date (it is recognized that such tanks were not gauged on the Effective Date for the purposes of this Agreement and that determination of the volume of such oil in storage will be based on the best available data, which may include estimates),

(ii) ad valorem Taxes assessed with respect to a period which begins before and ends on or after the Effective Date shall be prorated based on the number of days in such period which fall on each side of the Effective Date (with the day on which the Effective Date falls being counted in the period after the Effective Date), and

(iii) no consideration shall be given to the local, state, or federal income tax liabilities of any Party.

Section 2.3. Closing and Post-Closing Accounting Settlements.

(a) On or before 90 days after Closing, Buyer and Seller shall review any additional information which may then be available pertaining to the adjustments provided for in Section 2.2, shall determine if any additional adjustments (whether the same be made to account for expenses or revenues not considered in making the adjustments made at Closing, or to correct errors made in such adjustments) should be made beyond those made at Closing, and shall make any such adjustments by appropriate payments from Seller to Buyer or from Buyer to Seller. Following such additional adjustments, no further adjustments to the Purchase Price shall be made under this Section 2.3.

(b) If a dispute arises under Section 2.3(b) with respect to any additional adjustments (an “Accounting Dispute”) that the Parties have been unable to resolve prior to the end of the 90 day period in Section 2.3(b) above, then, at the written request of either Seller or Buyer (the “Request Date”), each of Seller and Buyer shall nominate and commit one of their senior officers to meet at a mutually agreed time and place not later than ten days after the Request Date to attempt to resolve same. If such senior officers have been unable to resolve such Accounting Dispute within a period of 30 days after the Request Date, any Party shall have the right, by written notice to the other specifying in reasonable detail the basis for the Accounting Dispute, to resolve the Accounting Dispute by submission thereof to an independent public accounting firm mutually agreeable to the Parties, which firm shall serve as sole arbitrator (the “Accounting Referee”). The scope of the Accounting Referee’s engagement shall be limited to the resolution of the items described in the notice of the Accounting Dispute given in accordance with the foregoing and the corresponding calculation of the adjustments pursuant to Section 2.2. The Accounting Referee shall be instructed by the Parties to resolve the Accounting Dispute as soon as reasonably practicable in light of the circumstances but in no event in excess of 15 days following the submission of the Accounting Dispute to the Accounting Referee. The decision and award of the Accounting Referee shall be binding upon the Parties as an award under the Federal Arbitration Act and final and non-appealable to the maximum extent permitted by Law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by any Party as a final judgment of such court. The fees and expenses of the Accounting Referee shall be borne equally by Seller and Buyer.

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Section 2.4. Payment of Purchase Price and Adjusted Purchase Price. The Deposit and Adjusted Purchase Price shall be paid to Seller as follows:

(a) At the Closing, Buyer shall pay to Seller $250,000.00 in stock in US Energy Corporation (NASDAQ: USEG). Stock is to be priced per the attached Appendix II.

(b) All cash payments by Buyer to Seller at Closing pursuant to this Section 2.4 shall be made in immediately available funds by confirmed federal wire transfer to a bank account or

ARTICLE III

The Closing

The closing of the transactions contemplated hereby (the “Closing”) shall take place (i) at 10:00 CST at 1 Riverway, Suite 1025, Houston, TX 77056 on or before December 5, 2020, or (ii) at such other time or place or on such other date as the Parties shall agree. The date on which the Closing takes place is herein referred to as the “Closing Date”. All Closing transactions shall be deemed to have occurred simultaneously.

Section 3.1. Further Assurances. At the Closing, and from time to time following the Closing, at the request of any Party and without further consideration, the other Party shall execute and deliver to such requesting Party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting Party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

ARTICLE IV

Miscellaneous Matters

Section 4.1. Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any Party shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) sent by a recognized prepaid overnight courier service (which provides a receipt), or (iv) sent by email, facsimile transmission, with receipt acknowledged, to the Parties at the following addresses (or at such other addresses as shall be specified by the Parties by like notice):

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If to Seller:

NBR LLC.

1 Riverway Suite 1025

Houston, Texas 77056

ATTENTION: CEO

E-mail: rfoss@pceclp.com

If to Buyer:

US Energy Corporation

Attn: Ryan Smith, CEO

675 Bering Street, Suite 100

Houston, TX 77056

E-mail: Ryan@USNRG.com

Such notices, requests, demands, and other communications shall be effective upon receipt

Section 4.2. No Representations and Warranties. SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE PROPERTIES OR THE RECORDS, ITS LIABILITIES OR OPERATIONS. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT BUYER IS PURCHASING THE PROPERTIES ON AN “AS-IS” “WHERE IS” “WITH ALL FAULTS” BASIS SUBJECT TO SELLER’S OBLIGATIONS HEREUNDER.

Section 4.3. Governing Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to its choice of law provisions. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Texas federal court sitting in Harris County Texas, Houston Texas provided: however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any Texas state court sitting in Harris County, Houston Texas. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in Harris County, Houston Texas for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

Section 4.4. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers of this Section 4.4.

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IN WITNESS WHEREOF, this Agreement is executed by the Parties on the date set forth above.

SELLER:
NEWBRIDGE RESOURCES LLC

By:	/s/ Robert Foss
Robert Foss - CEO

BUYER:
NEW HORIZON RESOURCES LLC

By:	/s/ Ryan Smith
Ryan Smith -

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APPENDIX II

October 30, 2020

Rob Foss

CEO

Newbridge Resources LLC

One Riverway

Suite 1025

Houston, TX 77056

CONFIDENTIAL

RE:	Offer to Purchase Oil and Gas Assets
Liberty County, Texas

Dear Mr. Foss:

U.S. Energy Corp. (USNRG) hereby offers to purchase all right, title and interest in the leases, wells, surface land, rights of way (ROW) facilities, pipelines and all other appurtenances related to the above owned by Newbridge Resource LLC (NRL) with an effective date of November 1, 2020 as further described on the attached Exhibit A.

In consideration for the above, USNRG will issue to NRL common shares of the company equal to USD $250,000.00. The volume of shares shall be determined by the closing price of Common Stock as traded on the Nasdaq stock market the day prior to close or the volume weighted average price of each share of Common Stock as traded on the Nasdaq stock market during the 15 trading days immediately prior to the Closing Date, whichever results in a greater number of shares being granted to NBR.

This offer is made subject to typical due diligence items and the following conditions:

The seller shall repair and return the following wells to production:

Mrs. Minnie Pruitt Fee #11

A.A. Sterling #3

Charles Wilson #29

David Hanna #11

Furthermore, seller shall attempt to repair the David Hanna #18 SWD as directed by USNRG. However, sell shall only be required to spend a total of $20,000 in repair (the cost of plugging the well). Any overages shall be borne by USNRG and be paid as cash consideration at closing or paid to vendors by USNRG.

If in agreement, please indicate by executing below:

Rob Foss
CEO
Newbridge Resources LLC

Ryan Smith
CEO
U.S. Energy Corp.

Exhibit A-1

To Purchase and Sale Agreement By and Between

US Energy Corporation and Newbridge Resources LLC

Dated November 9, 2020

Oil & Gas Leases as recorded in the Official Public Records of Liberty

County, Texas:

Mrs. Minnie Pruitt Fee

Situated in Elizabeth Munson League,

A-88

Lessor	Lessee	Lease Date	Volume	Page	Description
Exxon Corporation	Houston Oil & Minerals Corporation	November 1, 1973	729	533	as amended by that certain Amendment of Oil & Gas
					Lease recorded in Volume 762 at Page 722

Charles Wilson Fee

Situated in Elizabeth Munson League, A-88

Lessor	Lessee	Lease Date	Volume	Page	Description
Exxon Corporation	Houston Oil & Minerals Corporation	November 1, 1973	729	585	as amended by that certain Amendment of Oil & Gas
					Lease recorded in Volume 762 at Page 716

J C Baldwin Fee A

Situated in William Duncan League, A-28

Lessor	Lessee	Lease Date	Volume	Page	Description
Exxon Corporation	Houston Oil & Minerals Corporation	November 1, 1973	729	632

David Hannah 45 Acres

Situated in J. Devore League, A-23

Lessor	Lessee	Lease Date	Volume	Page	Description
David Hannah & wife Ethel May Hannah	Houston Production	March 15, 1937	222	55

Exhibit A-1

To Purchase and Sale Agreement By and Between

US Energy Corporation and Newbridge Resources LLC

Dated November 9, 2020

David Hannah 5 Acres

Situated in J. Devore League,

A-23

Lessor	Lessee	Lease Date	Volume	Page	Description
David Hannah & wife Ethel May Hannah	The Texas Company	March 2, 1923	117	98
John and Rita Hannah Revocable Trust, JP Morgan Chase Bank, N.A., Trustee	Energy Reserves Group, LLC	January 11, 2017	2017002592		Memorandum of Oil, Gas and Mineral Lease
Glen Hannah Cole	Energy Reserves Group	October 4, 2016	2017002084		Memorandum of Oil, Gas and Mineral Lease
RCPTX, LTD	Energy Reserves Group	October 5, 2016	2017002083		Memorandum of Oil, Gas and Mineral Lease
Janet Hannah Eskridge	Energy Reserves Group	October 3, 2016	2017002082		Memorandum of Oil, Gas and Mineral Lease
Heather Hannah Beadle	Energy Reserves Group	October 4, 2016	2017002081		Memorandum of Oil, Gas and Mineral Lease
Smith Family Fund, LLC	Energy Reserves Group	October 3, 2016	2017002080		Memorandum of Oil, Gas and Mineral Lease

A. A. Sterling

Situated in Elizabeth Munson League,

A-88

Lessor	Lessee	Lease Date	Volume	Page	Description
A. A. Sterling, Individually & as Independent Executor of the Estate of Nellie A. Sterling	J. W. Parr	January 12, 1950	324	480

Mrs. Margaret Feagin, a feme sole	J. W. Parr	January 11, 1950	324	483

Doris Feagin Porter & husband J. P. Porter	J. W. Parr	January 16, 1950	324	486

Liberty Townsite Unit 1

Situated in East Liberty Town League,

A-359

Lessor	Lessee	Lease Date	Volume	Page	Description
Louis W. Black, et ux	Stanolind Oil & Gas Company	April 23, 1956	442	470

Exhibit A-1

To Purchase and Sale Agreement By and Between

US Energy Corporation and Newbridge Resources LLC

Dated November 9, 2020

Liberty Townsite Unit 1 (continued)

Lessor	Lessee	Lease Date	Volume	Page	Description
Vara Alice Colley	Stanolind Oil & Gas Company	April 23, 1956	441	215

J. R. Harris, Jr. et ux	Stanolind Oil & Gas Company	April 23, 1956	441	391

J. E. Dearmore	Stanolind Oil & Gas Company	April 23, 1956	441	186

Elizabeth H. Horton, et vir	Stanolind Oil & Gas Company	April 23, 1956	443	546

R. J. Cress, et ux	Stanolind Oil & Gas Company	April 23, 1956	441	493

Alma Tucker, et al	Stanolind Oil & Gas Company	April 23, 1956	444	43

George Vanetta, et ux	Stanolind Oil & Gas Company	April 23, 1956	445	170

Richard C. Smalley, et ux	Stanolind Oil & Gas Company	May 7, 1956	457	272

Mary K. Mooring	Stanolind Oil & Gas Company	April 23, 1956	441	432

Dalton E. Green, Jr. et ux	Stanolind Oil & Gas Company	April 23, 1956	441	500

Max D. Hardy, et ux	Stanolind Oil & Gas Company	April 23, 1956	441	148

J. P. Powell, et ux	Stanolind Oil & Gas Company	April 23, 1956	441	524

B. D. Erskins, et ux	Stanolind Oil & Gas Company	April 23, 1956	441	393

O. B. Youngblood, et ux	Stanolind Oil & Gas Company	April 23, 1956	441	498

Carlton W. Trant	Stanolind Oil & Gas Company	April 23, 1956	441	518

Exhibit A-1

To Purchase and Sale Agreement By and Between

US Energy Corporation and Newbridge Resources LLC

Dated November 9, 2020

Liberty Townsite Unit 1 (continued)

Lessor	Lessee	Lease Date	Volume	Page	Description
James L. Abshier, et ux	Stanolind Oil & Gas Company	April 23, 1956	442	178

Charles Welch, et ux	Stanolind Oil & Gas Company	April 23, 1956	445	23

L. E. Presley, et ux	Stanolind Oil & Gas Company	April 23, 1956	442	175

Evan R. Lemons, et ux	Stanolind Oil & Gas Company	April 23, 1956	441	502

Valarie M. Rucker	Stanolind Oil & Gas Company	April 23, 1956	445	602

Annie Frankland	Stanolind Oil & Gas Company	April 23, 1956	442	142

H. M. Cotton, et ux	Stanolind Oil & Gas Company	April 23, 1956	441	216

James H. Vanderhider, et ux	Stanolind Oil & Gas Company	April 23, 1956	441	396

C. T. Mangano, et ux	Stanolind Oil & Gas Company	April 23, 1956	441	547

J. H. Badders, et ux	Stanolind Oil & Gas Company	April 23, 1956	441	128

Alva W. Cook, et ux	Stanolind Oil & Gas Company	April 23, 1956	442	478

A. E. McGinty, et ux	Stanolind Oil & Gas Company	April 23, 1956	441	126

J. D. Exline, et ux	Stanolind Oil & Gas Company	January 17, 1957	458	271

George D. Derrington, Jr.	Stanolind Oil & Gas Company	April 23, 1956	441	203

George H. Stone, et ux	Stanolind Oil & Gas Company	April 23, 1956	441	213

William H. Rowe, et ux	Stanolind Oil & Gas Company	April 23, 1956	442	214

Exhibit A-1

To Purchase and Sale Agreement By and Between

US Energy Corporation and Newbridge Resources LLC

Dated November 9, 2020

Liberty Townsite Unit 1 (continued)

Lessor	Lessee	Lease Date	Volume	Page	Description
John Roy Johnson, et ux	Stanolind Oil & Gas Company	April 23, 1956	441	152

City of Liberty, acting therein by & through T. O. Davis, its Mayor	Humble Oil & Refining Company	April 20, 1956	441	601

Texas Gulf Sulphur Company	Humble Oil & Refining Company	April 10, 1956	442	496

John William Ager & Henry O. Ager	Pan American Petroleum Corporation	February 20, 1957	460	490

Exhibit A-2

To Purchase and Sale Agreement By and Between

US Energy Corporation and Newbridge Resources LLC

Dated November 9, 2020

Wells:

Name	API	Field	WI	NRI
BALDWIN, J.C. FEE A/C 1 #4	4229103734	Liberty South	1	0.810833
BALDWIN, J.C. FEE A/C 1 #9	4229103740	Liberty South	1	0.810833
BALDWIN, J.C. FEE A/C 1 #12	4229103743	Liberty South	1	0.810833
BALDWIN, J.C. FEE A/C 1 #14	4229103745	Liberty South	1	0.810833
BALDWIN, J.C. FEE A/C 1 #16	4229103747	Liberty South	1	0.810833
BALDWIN, J.C. FEE A/C 1 #17	4229103748	Liberty South	1	0.810833
BALDWIN, J.C. FEE A/C 1 #21	4229103752	Liberty South	1	0.810833
BALDWIN, J.C. FEE A/C 1 #24	4229103754	Liberty South	1	0.810833
BALDWIN, J.C. FEE A/C 1 #25	4229103755	Liberty South	1	0.810833
BALDWIN, J.C. FEE A/C 1 #50	4229130578	Liberty South	1	SWD
BALDWIN, J.C. FEE A/C 1 #53	4229130646	Liberty South	1	0.810833

LIBERTY TOWNSITE UNIT 1 #1	4229102863	Liberty South	1	0.6587533

MINNIE PRUITT FEE #1	4229102910	Liberty South	1	0.851875
PRUITT, MRS. MINNIE FEE #8	4229130212	Liberty South	1	0.851875
PRUITT, MRS. MINNIE FEE #11	4229130475	Liberty South	1	0.851875
PRUITT, MRS. MINNIE FEE #12	4229130474	Liberty South	1	0.851875
PRUITT, MRS. MINNIE FEE #13A	4229130648	Liberty South	1	0.851875
PRUITT, MRS. MINNIE FEE #16	4229130571	Liberty South	1	0.851875
PRUITT, MRS. MINNIE FEE #17	4229130581	Liberty South	1	0.851875
PRUITT, MRS. MINNIE FEE #19	4229131397	Liberty South	1	0.851875
PRUITT, MRS. MINNIE FEE #20	4229131429	Liberty South	1	0.851875

STERLING, A.A. #3	4229102945	Liberty South	1	0.7985205

TENNECO-MINNIE PRUITT #2	4229131989	Liberty South	1	0.851875

WILSON, CHARLES FEE #3	4229102949	Liberty South	1	0.933958
WILSON, CHARLES FEE #4	4229102950	Liberty South	1	0.933958
WILSON, CHARLES FEE #5	4229102951	Liberty South	1	0.933958
WILSON, CHARLES FEE #9	4229102954	Liberty South	1	0.933958
WILSON, CHARLES FEE #18	4229130472	Liberty South	1	0.933958
WILSON, CHARLES FEE #28	4229131417	Liberty South	1	0.933958
WILSON, CHARLES FEE #29	4229131447	Liberty South	1	0.7870295

Exhibit A-2

To Purchase and Sale Agreement By and Between

US Energy Corporation and Newbridge Resources LLC

Dated November 9, 2020

Wells (continued):

Name	API	Field	WI	NRI
HANNAH, DAVID 2	4229100662	Hull	1	0.851875
HANNAH, DAVID 11	4229100669	Hull	1	0.851875
HANNAH, DAVID 13	4229100671	Hull	1	0.851875
HANNAH, DAVID 16	4229100673	Hull	1	0.851875
HANNAH, DAVID 18	4229130640	Hull	1	0.851875
HANNAH, DAVID 19	4229130657	Hull	1	0.851875
HANNAH, DAVID 20	4229130668	Hull	1	0.851875
HANNAH, DAVID 22	4229130675	Hull	1	0.851875
HANNAH, DAVID 24	4229130689	Hull	1	0.851875
Hanna, D #10	4229101011	Hull	1	0.823334
Hanna, D #11	4229101012	Hull	1	0.823334

Exhibit A-4

To Purchase and Sale Agreement By and Between

US Energy Corporation and Newbridge Resources LLC

Dated November 9, 2020

Surface Tracts:

Tract 1:

34.4354 acres of land, more or less in the Liberty Town South League, Abstract # 358 in

Liberty County, Texas and being further described in that certain Warranty Deed dated July

27, 1993 from the Estate of A.D. Smart et al to Samson Resources Company as recorded in Volume 1481, Page 6 of the Deed Records of Liberty County, Texas

Tract 2:

10.9345 acres of land, more or less in the Liberty Town South League, Abstract # 358 in

Liberty County, Texas and being further described in that certain Warranty Deed dated July

27, 1993 from the Estate of A.D. Smart to Samson Resources Company as recorded in

Volume 1481, Page 1 of the Deed Records of Liberty County, Texas